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                               J.P. MORGAN FUNDS
                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

         AMENDMENT, made this 23rd day of December, 2004, to the Investment Advisory Agreement dated September 7, 2001 between J.P. Morgan Funds (the "Trust") and J.P. Morgan Investment Management Inc.

         WHEREAS, on August 19, 2004, the Board of Trustees approved the reorganization of certain series of the Trust (each, a "Fund") with and into series of other registered investment companies, subject in each case to the approval of each reorganization transaction by the shareholders of the acquired Fund at a shareholder meeting to be held January 20, 2005 (each a "Merger"); and

         WHEREAS, on August 19, 2004, the Board of Trustees approved the reorganization of certain Funds with and into corresponding series of the J.P. Morgan Mutual Fund Series, a Massachusetts business trust, subject in each case to the approval of each reorganization on a Fund-by-Fund basis by the shareholders of the affected Fund at a shareholder meeting to be held January 20, 2005 (each a "Shell Reorganization"); and

         WHEREAS, the Merger and Shell Reorganization transactions described above, if approved by shareholders, are expected to close on or about February 18, 2005, or such later date as the parties to each such transaction shall agree (each a "Closing Date"); and

         WHEREAS, the parties agree that this Agreement shall not be effective, or shall cease to be effective, with respect to each Fund whose shareholders approve a Merger effective as of the close of business on the Closing Date with respect to each respective Fund; and

         WHEREAS, the parties agree that this Agreement shall not be effective, or shall cease to be effective, with respect to each Fund whose shareholders approve a Shell Reorganization effective as of the close of business on the Closing Date with respect to each respective Fund; and

         WHEREAS, on August 19, 2004, the Board of Trustees of the Trust approved new names for certain of the Funds to be effective February 19, 2005;

         NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Schedule A to the Agreement is hereby amended as attached hereto.

     2. The Trustees of the Trust have authorized the execution of this Agreement in their capacity as Trustees and not individually, and the Advisor agrees that neither the Trustees nor any officer or employee of the Trust nor any Fund's investors nor any representative or agent of the Trust or of the Fund(s) shall be personally liable upon, or shall resort be had to their private



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property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust or the Fund(s), that such Trustees, officers, employees, investors, representatives and agents shall not be personally liable hereunder, and that it shall look solely to the trust property for the satisfaction of any claim hereunder.

     3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     4. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first written above.

                           J.P. MORGAN FUNDS



                           By:
                                -----------------------------------

                           Title.
                                 ----------------------------------



                           J.P. MORGAN INVESTMENT MANAGEMENT INC.



                           By:
                                -----------------------------------

                           Title.
                                 ----------------------------------


                                      2
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                                   SCHEDULE A
                            TO THE ADVISORY AGREEMENT

NAME OF THE FUND

EQUITY FUNDS

--------------------------------------- ---------------------------------------- -------------------------------------
                                                                                   ADVISORY FEE AS A PERCENTAGE OF
NAME AS OF AUGUST 19, 2004              NEW NAME AS OF FEBRUARY 19, 2005               AVERAGE DAILY NET ASSETS
--------------------------------------- ---------------------------------------- -------------------------------------
--------------------------------------- ---------------------------------------- ------------------ ------------------
                                                                                 PRE-FEBRUARY 18,     POST-FEBRUARY
                                                                                       2005             18, 2005
--------------------------------------- ---------------------------------------- ------------------ ------------------
--------------------------------------- ---------------------------------------- ------------------ ------------------
JPMorgan U.S. Small Company             JPMorgan U.S. Small Company                      0.60               0.60
Opportunities Fund*1                    Opportunities Fund
--------------------------------------- ---------------------------------------- ------------------ ------------------

FIXED INCOME FUNDS

--------------------------------------- ---------------------------------------- -------------------------------------
NAME AS OF AUGUST 19, 2004              NEW NAME AS OF FEBRUARY 19, 2005           ADVISORY FEE AS A PERCENTAGE OF
                                                                                       AVERAGE DAILY NET ASSETS
--------------------------------------- ---------------------------------------- -------------------------------------
--------------------------------------- ---------------------------------------- ------------------ ------------------
                                                                                 PRE-FEBRUARY 18,     POST-FEBRUARY
                                                                                       2005             18, 2005
--------------------------------------- ---------------------------------------- ------------------ ------------------
--------------------------------------- ---------------------------------------- ------------------ ------------------
JPMorgan Fleming Emerging Markets       JPMorgan Emerging Markets Debt Fund              0.70               0.70
Debt Fund*
--------------------------------------- ---------------------------------------- ------------------ ------------------



267289.1.DC_03


--------
* Shareholders of the Fund will be asked to approve the reorganization of the Fund with and into a corresponding series of the J.P. Morgan Mutual Fund Series at a shareholder meeting to be held on January 20, 2005. If shareholders approve the reorganization, the Fund will no longer be part of this Agreement effective upon closing of the reorganization, which is expected to occur on or about February 18, 2005.

1 Shareholders of the JPMorgan U.S. Small Company Opportunities Fund will be asked to approve the reorganization of that Fund with and into the One Group Small Cap Growth Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the JPMorgan U.S. Small Cap Opportunities Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.